                                                             Exhibit 23.5

             CONSENT OF ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated December 24, 1996, with respect to the consolidated financial statements of USL Finance S.A., included in the Registration Statement (Form SB-2, No 333-20791) and related prospectus of BEA Systems, Inc., filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG Audit

Paris, France
April 8, 1997



                               Page 14 of 14